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                                                                  EXHIBIT 10.8.3

                          TOOTSIE ROLL INDUSTRIES, INC.

                      RESOLUTIONS OF THE BOARD OF DIRECTORS

                                FEBRUARY 21, 2000

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                  WHEREAS, Tootsie Roll Industries, Inc. ("Company") maintains the Tootsie Roll Industries, Inc. Career Achievement Plan ("Plan");

                  WHEREAS, pursuant to the provisions of Section 9(f) of the Plan, the Board of Directors of the Company has the authority to amend the Plan, subject to certain restrictions; and

                  WHEREAS, amendment of the Plan is now considered desirable;

                  NOW, THEREFORE, IT IS RESOLVED that the Plan be, and it hereby is, amended effective as of the date this Resolution is adopted, by substituting the following for Section 5(e) of the Plan:

                  "5(e). FORFEITURE OF CAREER ACHIEVEMENT ACCOUNT. Notwithstanding any provision of this plan to the contrary, a participant will forfeit all rights to any amounts previously credited after January 2, 1999, if, after the termination of the participant's employment, the participant engages in any activities in violation of
         Section 7 hereof or fails to enter into the agreement described in
         Section 7 hereof as provided in such Section 7."